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                                                                   EX-99.906CERT

                                  CERTIFICATION

James F. Laird, Jr., Chief Executive Officer and Chief Financial Officer of Diamond Hill Funds (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                   Chief Financial Officer
Diamond Hill Funds                        Diamond Hill Funds


/s/ James F. Laird, Jr.                   /s/ James F. Laird, Jr.
--------------------------------------    --------------------------------------
James F. Laird, Jr.                       James F. Laird, Jr.
Date: March 8, 2004                       Date: March 8, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Diamond Hill Funds and will be retained by Diamond Hill Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.